Exhibit 10.5

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of [●], by and between Arogo Capital Acquisition Corp., a Delaware corporation (“Purchaser”), Koo Dom Investment LLC, a Delaware limited liability company as the purchaser representative (“Purchaser Representative”, and together with the Purchaser, the “Purchaser Parties”) on one hand, and Eon Reality, Inc., a California corporation in its capacity as the seller representative (“Seller Representative”) and Eon Reality, Inc., a California corporation and its Affiliates and Subsidiaries (“Company”, and together with Seller Representative, the “Company Parties”), on the other hand.

W I T N E S S E T H:

WHEREAS, concurrently herewith, Purchaser, Arogo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Purchaser (the “Merger Sub”), the Purchaser Representative, the Seller Representative and the Company, entered into that certain Agreement and Plan of Merger, dated as of April 25, 2022, (as amended or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Purchaser will merge the Merger Sub with and into the Company, whereupon the separate existence of the Merger Sub shall cease and the Company shall be the surviving company, and a wholly owned subsidiary of Purchaser, in each case, as further set forth in, and subject to the terms and conditions of, the Merger Agreement (the “Transaction”);

WHEREAS, in executing the Merger Agreement and agreeing to pay the consideration specified therein, Purchaser considered the substantial goodwill of the Company and the retention of the Company’s Confidential Information (as defined below) to be valuable assets and an essential inducement to the execution of the Merger Agreement and the consummation of the transactions contemplated thereby (including the Transaction);

WHEREAS, the parties hereto acknowledge and agree that the Purchaser Parties could substantially dilute the value of such goodwill and Confidential Information of the Company by competing with the Company Parties in any capacity, or by soliciting or hiring any employees, consultants, independent contractors, suppliers, partners, and/or customers of the Company Parties;

WHEREAS, Purchaser Parties have agreed to accept certain restrictions as set forth in this Agreement in connection with the Transaction in order to induce Company Parties to enter into the Merger Agreement and consummate the Transaction, and Company Parties would not enter into the Merger Agreement absent Purchaser Parties’ agreement to the restrictions set forth in this Agreement; and

WHEREAS, Purchaser Representative is a direct equityholder and sponsor of the Purchaser, pursuant to the Merger Agreement and by virtue of the Transaction, Purchaser Representative will receive, directly or indirectly, a substantial financial benefit and other valuable consideration from Purchaser specified in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the benefits to be obtained by Purchaser Parties as a result of the Closing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

2. Non-Competition Covenants.

(a) As an inducement to Company Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Purchaser Parties hereby covenants and agrees that for a period commencing on the Closing Date and ending on the fifth (5th) anniversary thereof (the “Restrictive Period”), Purchaser Parties shall not, without the prior written consent of Seller Representative (which consent may be withheld in Seller Representative’s sole and absolute discretion), directly or indirectly own any interest in, manage, control, participate in, consult with, render services for (as a director, manager, officer, employee, agent, broker, partner, contractor, consultant or otherwise) or be or become engaged or involved in any Restricted Business (as defined below), including by being or becoming an organizer, owner, co-owner, trustee, promoter, Affiliate, investor, lender, partner, joint venturer, stockholder, officer, director, employee, independent contractor, manager, salesperson, representative, broker, agent, licensor, technician, analyst, consultant, referral source or advisor of, to or with any Restricted Business.

(b) Notwithstanding anything to the contrary in Section 2(a), any Purchaser Party may directly or indirectly own, solely as an investment, equity securities of any corporation engaged in the Restricted Business which are publicly traded, if such Purchaser Party (i) is not a controlling person of, or a member of a group which controls, such corporation, (ii) does not directly or indirectly own more than twenty percent (20%) of any class of securities of such corporation, and (iii) does not undertake any of the activities contemplated by Section 2(a) above with respect to such corporation (other than the purchase of such equity securities) and otherwise has no active participation in the business of such corporation.

(c) As used in this Agreement:

(i) “Restricted Business” shall mean engaged in the business of designing, developing, and marketing Virtual and Augmented Reality software as service (SaaS) products.

(ii) “Affiliates” shall have the meaning set forth in the Merger Agreement and, for the avoidance of doubt, the Purchaser Representative shall be a direct or indirect Affiliate of Purchaser for all purposes hereunder.

(iii) “Certain Stockholders” shall mean Koo Dom Investment LLC, Suradech Taweesaengsakulthai, Chee Han Wen, H.R.H. Tunku Naquiyuddin ibni Tunku Ja’afar, Somnuek Anakwat, J. Gerald Combs, and Suthee Chivaphongse.

3. Non-Solicitation/Non-Hire of Employees. As an inducement to Company Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Purchaser Parties hereby covenants and agrees for the duration of the Restrictive Period to not, directly or indirectly, on their own behalf or on behalf of any third party, (a) solicit, hire or otherwise engage any employee of Company Parties prior to or after the Merger Agreement, or any person who was an employee of Company Parties at any time during the Restrictive Period or during the preceding eighteen (18) months or maximum legal time period as allowed or prescribed by the laws or courts of that jurisdiction or (b) attempt to persuade any employee of Company Parties to terminate his or her employment with Company Parties, in each case, without the prior written consent of Seller Representative (which consent may be withheld in Seller Representative’s sole and absolute discretion). Notwithstanding the foregoing, (i) the placement of general advertisements that may be targeted to a particular geographic or technical area, but are not targeted specifically towards employees of Company Parties shall not be deemed to be a solicitation for purposes of this Section 3, and (ii) under no circumstances shall soliciting or hiring any former employee of Company Parties after the date that is eighteen (18) months from termination of such Person’s employment with Company Parties or maximum legal time period as allowed or prescribed by the laws or courts of that jurisdiction, be deemed to be a breach of this Section 3.

4. Non-Solicitation of Business Relationships. As an inducement to Company Parties to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Purchaser Parties hereby covenants and agrees for the duration of the Restrictive Period to not, directly or indirectly, on their own behalf or on behalf of any third party, call on, solicit or service any customer, client, vendor, supplier, partner, agent, licensee, licensor, programmer, consultant, landlord, subtenant or other Person that has a business relationship with Company Parties in order to induce or attempt to induce such Person to cease doing business with, or reduce the level of business with, Company Parties, or in any way interfere with the relationship between any such customer, client, vendor, supplier, partner, agent, licensee, licensor, programmer, consultant, landlord, subtenant or other Person, on the one hand, and Company Parties, on the other hand.

5. Non-Disparagement. Purchaser Parties and Certain Stockholders agree not to make negative or disparaging statements or communications or otherwise disparage Company Parties, direct or indirect equityholders, businesses, services, products, technologies, legal compliance requirements, officers, directors, managers, employees, shareholders, members, or agents. The foregoing shall not be violated by truthful statements in response to legal process or required governmental testimony or other legal proceedings or governmental authority communications.

6. Confidentiality.

(a) Purchaser Parties and Certain Stockholders hereby covenant and agree to not, and to cause their Affiliates to not, at any time (i) retain or use for the benefit, purposes or account of Purchaser Parties or any other Person (other than in its business relations with Company Parties), or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person (other than in its business relations with Company Parties), in each case, (x) any non-public, proprietary or confidential information, including trade secrets, “know-how”, research and development, software, source code, databases, inventions, processes, formulae, technology, designs or other intellectual property, or information concerning finances, investments, profits, pricing, costs, products, services, vendors, suppliers, customers, agents, clients, partners, referral sources, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, or governmental or regulatory activities or approvals, in each case, concerning the past businesses, activities or operations of Company Parties learned through Company Parties and/or (y) the terms of the Merger Agreement (collectively, “Confidential Information”) without the prior written authorization of Seller Representative (which authorization may be withheld in Seller Representative’s sole and absolute discretion); provided, that Purchaser Parties may disclose the contents and/or existence of this Agreement and/or the Merger Agreement (I) as required by any applicable Law and (II) to Purchaser Parties’ legal and financial advisers.

(b) “Confidential Information” shall not be deemed to include any information that is (i) generally known to the public other than as a result of any breach of this Section 6 or of any other confidentiality obligations, (ii) independently developed or learned by Purchaser Parties without breach of any legal obligations to maintain confidentiality and/or reference to or incorporation of any of the Confidential Information, or (iii) required by any applicable Law or Order to be disclosed; provided that Purchaser Parties shall give prompt written notice to Company Parties of such requirement, disclose no more information than is so required, and cooperate with any attempts by Company Parties to obtain a protective order or other reliable assurance that any Confidential Information required by such Law or Order to be so disclosed will be accorded confidential treatment by the recipient thereof.

7. Representations and Warranties of Purchaser Parties.

(a) Acknowledgement of Reliance. Purchaser Parties and when applicable Certain Stockholders, acknowledge and agree that: (i) the covenants and agreements contained in Section 2, Section 3, Section 4, Section 5 and Section 6 (the “Restrictive Covenants”) are necessary, fundamental and required for the protection of the goodwill of the Company directly or indirectly acquired by Purchaser pursuant to the Merger Agreement; (ii) the Restrictive Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach by any Purchaser Parties of any of the Restrictive Covenants applicable to any Purchaser Parties will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, Company and Company Parties, individually or jointly and severally will be entitled to injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) Purchaser Representative is a direct equityholder and the sponsor of the Purchaser as of the date hereof, and, pursuant to the Merger Agreement and by virtue of the Transaction, Purchaser Representative will receive, directly or indirectly, a substantial financial benefit, or other valuable consideration, as specified in the Merger Agreement; (v) in connection with the Transaction, Purchaser Parties are entering into this Agreement and agreeing to be bound by the Restrictive Covenants; (vi) Company Parties entered into the Merger Agreement in contemplation of Purchaser Parties’ execution and delivery of this Agreement, and Company Parties would not enter into the Merger Agreement absent Purchaser Parties’ execution and delivery of this Agreement; (vii) this Agreement is being executed in connection with the execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (including the Transaction), pursuant to which Purchaser will directly or indirectly acquire the Company and substantial goodwill associated therewith; and (viii) this Agreement is intended to comply with the laws of the State of Delaware and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a Person from engaging in a lawful profession, trade or business. Purchaser Parties hereby acknowledge that the potential harm to Company Parties of non-enforcement of this Agreement outweighs any harm to Purchaser Parties of enforcement (by injunction or otherwise) of this Agreement.

(b) Authority; Enforceability. Purchaser Parties have all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform Purchaser Parties’ obligations hereunder. This Agreement has been duly and validly executed and delivered by Purchaser Parties and constitutes a legal, valid and binding obligation of all Purchaser Parties, enforceable against Purchaser Parties, individually and jointly and severally in accordance with its terms.

(c) No Conflict. The execution and delivery by Purchaser Parties of this Agreement do not, and the performance of Purchaser Parties’ obligations hereunder and the consummation of the transactions contemplated hereby shall not, conflict with or violate any Law applicable to Purchaser Parties or by which any of Purchaser Parties’ properties, rights or assets are bound or affected.

(d) Consultation with Counsel. Purchaser Parties’ have consulted with legal counsel regarding the Restrictive Covenants and, based on such consultation, have determined and hereby acknowledge and agree that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the substantial goodwill of the Company to be acquired by Purchaser, the Confidential Information of Company Parties and the continued value of the shares of Purchaser paid by Purchaser to Company pursuant to the Merger Agreement and in connection with the consummation of the transactions contemplated thereby.

(e) No Restriction on Earning a Living. Purchaser Parties hereby acknowledge that the provisions of Section 2, Section 3, Section 4, Section 5 and Section 6 do not preclude any Purchaser Parties from earning a livelihood, nor do they unreasonably impose limitations on Purchaser Parties’ ability to earn a living.

8. [Intentionally Omitted].

9. Miscellaneous.

(a) Specific Performance. Purchaser Parties acknowledge that a breach of any of the covenants contained in this Agreement will cause Company Parties irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Purchaser Parties agree that Company Parties shall, in addition to all other available remedies (including seeking such monetary damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in the event of any breach or threatened breach of any of the covenants contained herein, in each case, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law. In the event of any breach or violation by Purchaser Parties of any of the covenants contained in this Agreement, the time period of such covenant with respect to Purchaser Parties shall be tolled and extended until such breach or violation is resolved.

(b) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the applicable Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the Laws of another jurisdiction. Each of the parties hereto (a) submits to the jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, in any Action arising out of or relating to this Agreement, (b) agrees to bring all claims under any theory of liability in respect of such Action exclusively in any such court and (c) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any Action may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 1.1. Nothing in this Section 9(b), however, shall affect the right of any party to serve legal process in any other manner permitted by any applicable Law. Each party hereto agrees that a final, non-appealable judgment in any Action brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable Law.

(ii) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY ALL APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT TO TRIAL BY JURY OF ANY Action (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH Action SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(c) Severability. Subject to Section 9(d), in the event any provision of this Agreement is found to be void and unenforceable by a court or other tribunal of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted or reformed to be enforceable.

(d) Judicial Limitation. It is expressly understood and agreed that although Company Parties and Purchaser Parties consider the restrictions contained herein to be reasonable, if at any time a court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Restrictive Covenants is unenforceable by reason of it extending for too great of a period of time or over too great of a geographical area or by reason of it being too extensive in any other respect, such Restrictive Covenant and this Agreement shall not be rendered void but such Restrictive Covenant shall be deemed amended to apply as to such maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as such court may judicially determine or adjudicate to be enforceable. Alternatively, if any court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Restrictive Covenants is unenforceable, and such restriction cannot be amended pursuant to the preceding sentence so as to make such portion of the Restrictive Covenant enforceable, such judicial determination or adjudication shall not affect the enforceability of any other Restrictive Covenant.

(e) Reasonableness.  Purchaser Parties expressly acknowledge that this Agreement is reasonable and valid in all respects and irrevocably waives (and irrevocably agrees not to raise) as a defense any issue of reasonableness (including the reasonableness of the Restricted Business or the duration and scope of this Agreement) in any proceeding to enforce any provision of this Agreement, the intention of the parties hereto being to provide for the legitimate and reasonable protection of the interests of Company Parties by providing for the broadest scope, the longest duration and the widest territory allowable by law.

(f) Prevailing Party Fees. If any Action is brought for the enforcement or interpretation of this Agreement or in connection with an alleged or actual dispute, breach, or default of any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, paralegal fees, and other costs (including court costs) incurred in connection with such Action and any appeal thereof, at all levels, from the non-prevailing party in addition to any other remedies available.

1.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally, (ii) one (1) Business Day after it is sent by commercial overnight courier service, or (iii) upon transmission, if sent by electronic mail transmission before 5:00 p.m. Pacific Time, or if transmitted after 5:00 p.m. Pacific Time, on the following Business Day (in each case, unless an undelivered or “bounce-back” message is received by the sender):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Arogo Capital Acquisition Corp.
848 Brickell Avenue, Penthouse 5,

Miami, FL 33131
Attn: Suradech Taweesaengsakulthai
Telephone No.: (786) 442-1482
E-mail: Suradech@cho.co.th

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

If to the Purchaser Representative, to: Purchaser Representative Koo Dom Investment, LLC 7201 Wellesley Avenue, Westminster, CA 92683. Attn: Cho Thavee, LLC Telephone No.: E-mail: panthong@cho.co.th with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

If to the Company as the Surviving Corporation, to:

EON Reality, Inc.
18 Technology Dr Ste. 110,

Irvine, CA 92618
Attn: Dan Lejerskar, Chairman and Founder
Telephone No.: 949.460.2000
E-mail: dan@eonreality.com

with a copy (which will not constitute notice) to:

Seyfarth Shaw LP
975 F Street NW

Washington, DC 20004
Attn: Andrew J. Sherman
Facsimile No.: 202 828-5393
Telephone No.: 202 828 5381
E-mail: asherman@seyfarth.com

If to the Seller Representative to: EON Reality, Inc. 18 Technology Dr Ste. 110, Irvine, CA 92618 Attn: Dan Lejerskar, Chairman and Founder Telephone No.: 949.460.2000 E-mail: dan@eonreality.com with a copy (which will not constitute notice) to:

Seyfarth Shaw LP
975 F Street NW

Washington, DC 20004
Attn: Andrew J. Sherman
Facsimile No.: 202 828-5393
Telephone No.: 202 828 5381
E-mail: asherman@seyfarth.com

If to the Purchaser after the Closing, to:

EON Reality, Inc.
18 Technology Dr Ste. 110,

Irvine, CA 92618
Attn: Dan Lejerskar, Chairman and Founder
Telephone No.: 949.460.2000
E-mail: dan@eonreality.com

and

the Purchaser Representative

with a copy (which will not constitute notice) to:

Seyfarth Shaw LP
975 F Street NW

Washington, DC 20004
Attn: Andrew J. Sherman
Facsimile No.: 202 828-5393
Telephone No.: 202 828 5381
E-mail: asherman@seyfarth.com

and

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Facsimile No.: (202) 689-2860
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

If to any director or stockholder of the Purchaser, to the address listed next to the party’s signature hereto.

(g) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Entire Agreement; Amendments and Waivers. This Agreement (together with the Merger Agreement, and any ancillary agreement to which the parties hereto are party) (i) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and (ii) supersedes all prior understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement, signed by Purchaser Parties and Company Parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party hereto being hereby waived).

(i) Interpretative Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(ii) The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(j) Negotiation and Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k) Assignment. This Agreement is personal to Purchaser Parties, and none of Purchaser Parties’ rights or duties hereunder shall be assignable or delegable by Purchaser Parties. Any purported assignment or delegation by Purchaser Parties in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by Purchaser to an Affiliate or to a Person that becomes, directly or indirectly, a successor in interest (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business, operations, rights, properties or assets of Purchaser. Purchaser Parties acknowledge and agree that upon such assignment, the rights and obligations of Purchaser hereunder shall be the rights and obligations of such Affiliate or successor.

(l) Termination. Notwithstanding anything herein to the contrary, if the Merger Agreement is terminated in accordance with its terms prior to the occurrence of the Closing thereunder, then this Agreement automatically shall terminate and be of no further force or effect.

(m) Counterparts. This Agreement, and any amendment hereof made in accordance with Section 9(h), may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission of signature pages in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Restrictive Covenant Agreement as of the date first above written.

The Purchaser in its individual capacity and on behalf of Certain Stockholders:

Arogo Capital Acquisition Corp.

By:
Name:
Title:

The Purchaser Representative:

Koo Dom Investment, LLC, solely in the capacity as the Purchaser Representative hereunder

By:
Name:
Title:

The Company:

EON Reality, Inc., in its individual capacity and on behalf of its Affiliates and Subsidiaries

By:
Name:
Title:

The Seller Representative:

EON Reality, Inc., solely in the capacity as the Seller Representative hereunder

By:
Name:
Title:

Signature Page to Restrictive Covenant Agreement